                                                                 EXHIBIT 99.10


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our report on the financial statements of SAFECO Separate Account C, dated February 8, 2002, and our report on the consolidated financial statements of SAFECO Life Insurance Company and Subsidiaries, dated February 8, 2002, in Post-Effective Amendment No. 2 to the Registration Statement (Form N-4, No. 333-41622) and related Prospectus of SAFECO Separate Account C, dated May 1, 2002.

                                             /s/ Ernst & Young LLP



Seattle, Washington
April 26, 2002